UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Share Purchase Agreement

On November 18, 2008, Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Multi-Fineline Electronix Singapore Pte. Ltd., a private company of Singapore limited by shares and a wholly owned subsidiary of the Company (“MFlex Singapore”), Pelikon Limited, a private limited company of England and Wales (“Target”), certain shareholders of Target (the “Selling Shareholders”) and Mike Powell, an individual serving as the Shareholders’ Representative (the “Shareholders’ Representative”).

Pursuant to the terms of the Purchase Agreement, MFlex Singapore has agreed to purchase all of the issued ordinary shares of £0.001 each in the capital of Target (the “Target Ordinary Shares”). The Selling Shareholders collectively own 92.7% of the issued Target Ordinary Shares and under Target’s Articles of Association, if such Selling Shareholders intend to sell all of their holdings of Target Ordinary Shares, such shareholders can compel the remaining holders of Target Ordinary Shares (the “Remaining Shareholders” and together with the Selling Shareholders, the “Sellers”) to sell all Target Ordinary Shares held by them to MFlex Singapore on the same terms and conditions offered to the Selling Shareholders (the “Drag Right”). The Selling Shareholders have exercised the Drag Right such that upon consummation of the transactions contemplated by the Purchase Agreement (the “Transactions”), MFlex Singapore will own 100% of the total issued share capital of Target (the “Shares”), on a fully-diluted basis, immediately following closing of the Transactions (the “Closing”).

In consideration for the purchase of the Shares, MFlex Singapore shall issue, at the Closing, unsecured promissory notes in an aggregate principal amount equal to $10,707,000, as follows: (i) up to $5,850,000 in unsecured promissory notes payable to all of the Sellers, on a pro rata basis (the “Sellers Promissory Notes”), and (ii) up to $4,857,000 in unsecured promissory notes payable to certain secured debt holders of Target in settlement of debt outstanding and owed to them by Target as of the closing of the Transaction (the “Lender Promissory Notes” and, together with the Sellers Promissory Notes, the “Initial Consideration”).

The Sellers Promissory Notes and Lender Promissory Notes accrue interest at the rate of 6% per year, and the aggregate principal amount and any accrued interest thereon is due and payable on the date that is two years following the closing of the Transactions, subject to certain exceptions in the case of the Sellers Promissory Notes. The aggregate principal amount of the Sellers Promissory Notes and any accrued interest thereon is subject to reduction, on a dollar for dollar basis, for, among other things, transaction costs which remain outstanding at the Closing, past due real property lease obligations and certain other accounts payable and accrued expenses outstanding as of the Closing in excess of agreed upon levels, and 50% of the stamp duty charge arising out of or in connection with the Transactions. The Sellers Promissory Notes are subject to further reduction in the event that MFlex Singapore or any of its affiliates is entitled to recover damages from the Sellers pursuant to the terms of the Purchase Agreement.

In addition to the Initial Consideration, the Sellers may receive contingent consideration (the “Contingent Consideration”) for each pSel Hybrid Display unit sold to a third party by MFlex Singapore, Target or any of their respective affiliates or licensees, net of applicable returns (including returns for warranty claims), during calendar years 2009 and 2010 (each calendar year, an “Earn-Out Period”), conditional upon certain sales levels being achieved in each of calendar years 2009 and 2010 (each, an “Earn-Out Target”). Any Contingent Consideration paid shall not exceed $2,190,000 in 2009 and $7,236,000 in 2010, and if one or both of the Earn-Out Targets are not achieved the Contingent Consideration will not be paid for one or both of the Earn-Out Periods, as applicable. Any Contingent Consideration shall be paid pursuant to an unsecured promissory note to be issued by MFlex Singapore at the Closing (the “Contingent Consideration Note”). No amounts shall be payable pursuant to the Contingent Consideration Note unless and until such time as the Sellers have earned and are entitled to receive Contingent Consideration under the terms of the Purchase Agreement, and then, only to the extent of the Contingent Consideration earned by and payable to the Sellers. Any Contingent Consideration payable pursuant to the Contingent Consideration Note is subject to reduction, on a dollar for dollar basis, in the event that MFlex Singapore or any of its affiliates is entitled to recover damages from the Sellers pursuant to the terms of the Purchase Agreement and the aggregate principal amount and accrued interest under the Sellers Promissory Notes is not sufficient to cover such damages.

Under the terms of the Purchase Agreement, the Company has agreed to guaranty the payment of the Sellers Promissory Notes and the Contingent Consideration Note.

Completion of the Transaction is subject to customary closing conditions, including the retention of certain key employees, receipt of required third party consents, the absence of certain claims concerning the Target’s intellectual property, the absence of certain liabilities, and at least 90% of the Sellers must have agreed to sell their Shares to MFlex Singapore pursuant to the Transactions. Until the Transactions are completed, Target will continue to operate its business independently. Following the completion of the Transactions, Target will operate as a wholly owned subsidiary of MFlex Singapore.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants obligating the Selling Shareholders to exercise the Drag Right and Target to cancel and terminate all outstanding options, warrants or other rights to purchase share capital of Target. The Purchase Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Transactions, Target is not permitted to solicit or engage in discussions with any third party regarding another acquisition transaction.

On November 18, 2008, the Company issued a news release announcing the Purchase Agreement. A copy of the release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements made with respect to the payment by MFlex Singapore of any contingent consideration or the Company’s guarantee of the payment of the Sellers Promissory Notes and Contingent Consideration Notes. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News release announcing the Company and Multi-Fineline Electronix Singapore Pte. Ltd., a private company of Singapore limited by shares and a wholly owned subsidiary of the Company, have entered into a Share Purchase Agreement to acquire the issued ordinary shares of Pelikon Limited, a private limited company of England and Wales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation
Date: November 18, 2008

	By:	/s/ Tom Liguori
Tom Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release announcing the Company and Multi-Fineline Electronix Singapore Pte. Ltd., a private company of Singapore limited by shares and a wholly owned subsidiary of the Company, have entered into a Share Purchase Agreement to acquire the issued ordinary shares of Pelikon Limited, a private limited company of England and Wales.